                                                                      EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                  STATE OR OTHER JURISDICTION OF INCORPORATION
                                    OR ORGANIZATION OF EACH SUCH SIGNIFICANT
                                   SUBSIDIARY, AND NAMES (IF ANY) UNDER WHICH
NAME OF SIGNIFICANT SUBSIDIARY   EACH SUCH SIGNIFICANT SUBSIDIARY DOES BUSINESS
------------------------------   ----------------------------------------------
STAAR Surgical AG...............                  Switzerland
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